UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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(Rule 14A-101)

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VICTORIA’S SECRET & CO.

(Name of Registrant as Specified In Its Charter)

BBRC International PTE Limited

BBFIT Investments PTE Limited

The BB Family International Trust

Brett Blundy

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 18, 2026, BBRC International PTE Limited, a Singapore private limited company (“BBRC”), together with the other participants named below (collectively the “Participants”), released an investor presentation entitled “A Targeted Accountability Campaign to Preserve Victoria’s Secret’s Turnaround” , a copy of which is attached hereto as Exhibit 1. BBRC or its fellow Participants may disseminate the presentation or portions thereof from time to time.

Exhibit 1

1 BBRC WORLDWIDE Stockholders Should Vote AGAINST Chair Donna James at the 2026 Annual Meeting A Targeted Accountability Campaign to Preserve Victoria's Secret's Turnaround

Disclaimer This presentation and any of the information contained herein (this "Presentation") is for discussion and general informational purposes only. This Presentation does not have regard for the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this Presentation, and should not be taken as advice on the merits of any investment decision. This Presentation is not an offer to sell or the solicitation of an offer to buy interests in any fund, account or investment vehicle managed by BBRC International PTE Limited ("BBRC") or any of its affiliates (such affiliates, together with BBRC, the "BBRC Parties") and is being provided to you for informational purposes only. The views expressed herein represent the opinions of the BBRC Parties, and are based on publicly available information with respect to Victoria's Secret & Co. ("VS," "VSCO," or the "Company"). Certain financial information and data used herein have been derived or obtained from public filings, including filings made by the Company with the Securities and Exchange Commission ("SEC") and other sources. Certain statements and information included herein have been sourced from third parties. The BBRC Parties do not make any representations regarding the accuracy, completeness or timeliness of such third-party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate. No contract, agreement, arrangement, commitment, relationship or understanding exists or shall be deemed to exist between or among the BBRC Parties and any third party or parties by virtue of furnishing this Presentation. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. This Presentation does not recommend the purchase or sale of any security. The BBRC Parties reserve the right to change any of their opinions expressed herein at any time as they deem appropriate. The BBRC Parties disclaim any obligation to update or revise the information or expressed opinions contained herein. Under no circumstances is this Presentation to be used or considered as an offer to sell or the solicitation of an offer to buy any security. All registered or unregistered service marks, trademarks, and trade names referred to in this Presentation are the property of their respective owners, and the BBRC Parties' use herein does not imply an affiliation with, or endorsement by, the owners of such service marks, trademarks and trade names. Cautionary Statement Regarding Forward-Looking Statements This communication does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains "forward-looking statements". Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "potential," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if the underlying assumptions of any of the BBRC Parties (as defined below) prove to be incorrect, the actual results may vary from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by any of the BBRC Parties that the future plans, estimates or expectations contemplated will ever be achieved. Certain Information Concerning the Participants The BBRC Parties have filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (the "SEC") to be used to solicit to vote AGAINST the election of a director nominee to the board of directors ("Board") of Victoria's Secret & Co. ("VSCO" or the "Company") at the Company's 2026 annual meeting of stockholders. Shortly after filing its definitive proxy statement with the SEC, BBRC expects to mail the Participants' definitive proxy statement and accompanying GOLD proxy card to some or all of the stockholders entitled to vote at such meeting. The participants in the proxy solicitation are BBRC, The BB Family International Trust ("BB Family Trust"), BBFIT Investments PTE Limited ("BBFIT") and Brett Blundy (all of the foregoing persons, together, the "BBRC Parties"). As of the date hereof, the BBRC Parties in the aggregate directly own 10,310,631 shares of Common Stock of VSCO, par value $0.01 per share (the "Common Stock") as further detailed below. As of the date hereof, (i) BBRC as the trustee of the BB Family Trust, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust, (ii) the BB Family Trust beneficially owns 100 shares of Common Stock held in record name and, as the sole shareholder of BBFIT, may be deemed to beneficially own the 10,310,531 shares of Common Stock owned by BBFIT, (iii) BBFIT beneficially owns 10,310,531 shares of Common Stock, and (iv) Mr. Blundy, as a director and sole shareholder of BBRC, may be deemed to beneficially own the 10,310,631 shares of Common Stock owned in the aggregate by BBFIT and the BB Family Trust. IMPORTANT INFORMATION AND WHERE TO FIND IT THE BBRC PARTIES STRONGLY ADVISE ALL STOCKHOLDERS OF VSCO TO READ BOTH THE BBRC PARTIES' PROXY STATEMENT AND VSCO'S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. THE BBRC PARTIES' DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS, WHEN FILED, WILL ALSO BE AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THEIR PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, SARATOGA PROXY CONSULTING LLC (STOCKHOLDERS CAN CALL TOLL-FREE: +1 (888) 368-0379). 2

3 BBRC WORLDWIDE Section I. Executive Summary

4 Executive Summary Since VS became an independent public company following its spin-off from L Brands in August 2021, stockholders have suffered years of value destruction, misallocated capital and anti-stockholder governance. Chair Donna James has overseen the Company for 25 years, an extended period marked by ineffective oversight of Les Wexner's management, poor succession planning, declining business fundamentals and the $591 million acquisition of Adore Me, which has failed to contribute to earnings and resulted in more than $100 million of impairments and restructuring charges. At the 2026 Annual Meeting, stockholders have an opportunity to protect the Company's turnaround by voting against a director who necessitated it. Voting AGAINST Ms. James' reelection is akin to "addition by subtraction" – we believe that a Board without her will bring improved oversight of capital allocation, focus on the core business and lead to the appointment of a new Chair who has relevant expertise. • Stockholder Value Destruction: Since its 2021 spin-off, VS has delivered total stockholder returns nearly 20 percentage points below the S&P 500 Consumer Discretionary Distribution & Retail Index.1 • Declining Financial Performance: Net income declined by 75.1% from fiscal year 2021 through fiscal year 2025, while net sales fell by 3.4%, operating income decreased by 68.9% and operating margins compressed by 8.7 percentage points (12.8% to 4.1%). • Failed M&A: The failed acquisition of Adore Me for nearly $600 million did not deliver on promised accretion, missed profit expectations and resulted in $156 million in write- downs and restructuring charges. • Ineffective Buybacks: The Board mismanaged the Company's repurchase program, effectively buying back 14 million shares at a 47% premium to VWAP because the Board failed to accelerate deployment of already-authorized capital as the stock price fell. • Excessive Tenure: The Chair of the Board has overseen the Company for 25 years, a period marked by a $90 million stockholder derivative litigation (that required governance reforms to the committee she chaired) and reputational harm to VS, as well as poor succession planning and deteriorating business fundamentals. • Three Consecutive Years of Declining Stockholder Support: VS stockholders have already expressed their discontent, with support for Ms. James' reelection falling from 98.9% in 2022 to 72.4% in 2025.2 Despite this clear signal of stockholder dissent, Ms. James remains on the Board and is once again seeking reelection. • Unresponsiveness to Stockholder Concerns About Executive Compensation: Although 25% of voting stockholders voted against Say on Pay at the 2025 annual meeting, the Board has been unresponsive – the executive pay plan structure is unchanged. • Defensive Stance: Despite BBRC's good-faith approach and reasonable concerns about underperformance, the Board reacted defensively by subjecting BBRC's founder to hours-long deposition-style interrogations that were dramatically out of step with the Nominating and Governance Committee's standard interview practice. 1 FactSet. TSR as of May 1, 2026. 2 Company filings.

About BBRC: We Are a Retail Industry Operator and Owner

We Are Not a Typical Activist Investor

- BBRC is a global, retail-focused investment firm with **more than $3 billion invested in specialty retail brands**, founded and led by Brett Blundy, **the founder, 40% owner and Chair of ASX-listed Lovisa Holdings (~$1.6B market cap).**
- Our long-term focus, patient capital and hands-on operational expertise have created a proven track record of delivering superior returns and lasting shareholder value.
- **BBRC has built two global lingerie businesses** that were successfully sold to HanesBrands Inc. in 2018 for $400 million (Bras N Things) and to PLBY Group, Inc. in 2021 for $330 million (Honey Birdette).
- Our **45+ years of experience building, operating and scaling successful businesses in more than 40 countries** across the intimate apparel, fashion and specialty retail sectors gives us an in-depth understanding of the landscape that VS operates in.



Brett Blundy

Founder of BBRC

Chair of Lovisa Holdings (ASX: LOV)

DISSH | Lovisa (ASX: LOV) | Psycho Bunny | Best&Less | bras N things | Honey Birdette

We Invested in VS in 2022 Because We Believed in the Potential of the Business

- **BBRC invested in VS in 2022**, shortly after the Company separated from L Brands. We have never run an activist campaign.
- Today, we own 13% of the Company and expect our investment in VS to endure for years. We have purchased almost 1,500 times as many shares as the Board.[1]
- Over the duration of our investment, **VS has underperformed its self-selected peer group**, the S&P 500 Consumer Discretionary Distribution & Retail Index, by approximately **92 percentage points**.[2]
- We believe this **underperformance is attributable to over-tenured Chair Donna James' ineffective oversight of management**, including the misallocation of approximately $1.2 billion to poorly executed buybacks and M&A with little demonstrable return.

[1] Form 3 and Form 4 filings. [2] FactSet. TSR measured from May 20, 2022 (the date of BBRC share purchases that required our Schedule 13G filing) through May 1, 2026. The S&P 500 Consumer Discretionary Distribution & Retail Index is the peer group used by the Company in its 2026 proxy statement to calculate its relative TSR.

5

Timeline of Key Events BBRC engaged with VS' Board for years regarding the Company's strategic direction, the Board's lack of stockholder representation and capital allocation missteps, and the Chair's excessive tenure. While Board members met with BBRC on multiple occasions, their actions did not incorporate BBRC's feedback, including their decisions to expand the size of the Board, appoint a new director who was recommended by the CEO and unilaterally adopt a poison pill. 6 1995-2001 Donna James joins the Board of Trustees of the Wexner Center Foundation in 1995.1 In 2001, she joins Les Wexner on the board of Intimate Brands.2 April 2021 Company relaunches sale process following scrutiny of former Chairman Les Wexner's associations with convicted sex offender Jeffrey Epstein. August 2021 VS completes spin-off from L Brands following $90 million litigation settlement that alleged L Brands' officers and directors breached their fiduciary duties, including failures of board oversight, a pattern of sexual harassment and retaliation by company executives, and ties to Jeffrey Epstein. April 2022 Following our due diligence during the Company's 2021 strategic review process, BBRC invests in VS and contacts VS to introduce Brett Blundy to then-CEO Martin Waters. May 2022- August 2023 BBRC communicates its views on the Company's debt, share repurchases, store operations and Board composition. BBRC visits VS stores and meets with VS leadership. BBRC shares concern regarding VS' expansion of the Board. October 2023- January 2024 BBRC and VS Board members have high-level, exploratory conversations about the potential for Brett Blundy to join the Board. The Board instead suggests an information- sharing arrangement that would limit BBRC to two management briefings per year and provide no Board representation or governance changes. BBRC declines the framework. February 2024 BBRC files a Schedule 13D, publicly indicating our intent to engage with VS to enhance stockholder value, including potential improvements to Board composition. March 2024- May 2025 BBRC writes to and meets with Board members to continue expressing our views on the Company's performance, capital allocation priorities, strategic priorities and Board composition as VS' stock has declined roughly 60% since its spin-off. The Board moves ahead with its proposed expansion and new director. May 2025 BBRC writes to VS to oppose the Board expansion. VS adopts a poison pill without obtaining the approval of stockholders. June 2025- January 2026 BBRC writes to and meets with Board members to continue expressing our concerns. The tenor of VS' engagement with BBRC became noticeably more aggressive following a September 2025 meeting. In October and December, BBRC proposes a collaborative resolution in which Ms. James will not stand for reelection at the 2026 annual meeting. The Company rejects BBRC's proposal. May 2026 BBRC launches a targeted solicitation urging stockholders to vote against the reelection of Chair Donna James and director Mariam Naficy. Source: BBRC's proxy statement. 1 Columbus Dispatch. 2 Just Style article dated March 26, 2001. May 2026 VS announces director Mariam Naficy will not stand for reelection at 2026 Annual Meeting.

The Board Has Refused to Acknowledge its Failures The Board is attempting to miscast our intentions and smear BBRC's reputation – and has refused to deal with the facts of its failed oversight. 7 1 Company proxy supplement dated May 11, 2026 and press releases dated May 5, 2026 and May 11, 2026. The Company's Misleading Statements1 The Facts "BBRC Makes Unsuccessful Bid to Acquire Victoria's Secret from L Brands; Establishes Stake in New Public Company" On April 12, 2021, BBRC submitted a non-binding expression of interest to acquire the Victoria's Secret business from L Brands, Inc., the former parent company of VS&Co ("L Brands"). "Over the last four years, the Board has engaged extensively with BBRC and Mr. Blundy, who has been focused primarily on obtaining a seat on the VS&Co Board for himself." "The Board is disappointed that Mr. Blundy and BBRC have launched a distracting campaign, which appears to be in response to the Board's decision not to appoint him as a director." • In April 2021, in connection with its strategic review, L Brands solicited potential buyers for VS. As part of that process, BBRC submitted a private proposal to acquire the Company, reflecting our early conviction in the business. • Following our due diligence during the strategic review process that preceded VS' separation from L Brands, we elected to invest in the Company's common shares in 2022. Our investment expanded over time, reflecting our long-term orientation and our conviction in the enduring strength of the VS brand. • BBRC has communicated to the Board that we have no current plans to acquire VS. BBRC also confirmed we are not seeking to build a controlling stake. • BBRC has consistently expressed concern to the Board about its lack of stockholder representation – the Board has taken no action to alleviate this concern. • As a 13% stockholder with more than 45 years of global specialty retail experience, we believed our addition to the Board would ensure stockholders' interests are being represented and inject relevant expertise. • At the 2026 Annual Meeting, BBRC is not on the ballot. Despite this, VS has continued to inaccurately paint us as "self-interested" instead of engaging with the factual basis for our campaign to remove the problematic Chair from the Board.

The Board Has Refused to Acknowledge its Failures (cont'd) The Board is attempting to miscast our intentions and smear BBRC's reputation – and has refused to deal with the facts of its failed oversight. 8 1 Company press releases dated November 4, 2025 and May 5, 2026. The Company's Misleading Statements1 The Facts "[T]he Board rejected [Mr. Blundy's] candidacy after concluding that his appointment would introduce serious reputational, legal, conflict of interest and governance risks, threatening the progress the Company has made and its path forward." "At the Board's invitation, Mr. Blundy presented at the Board's late September 2025 meeting, where he demanded his appointment to the Board and made multiple new demands including the resignation of the Board's Chair, the suggestion that he should be made Chair, and other extensive changes to Board and committee composition." • There has never been an allegation or serious misconduct issue lodged against BBRC or Mr. Blundy. • Mr. Blundy told the Board he was willing to sign and adhere to all the Company's code of conduct requirements and related policies, including those required by the $90 million Rudi v. Wexner settlement agreement. • This apparent attempt to smear Mr. Blundy's name highlights the Board's double standard: if the Board is so concerned about reputational, legal and governance risks, then how can it continue to stand by Ms. James, who was a named defendant in Rudi v. Wexner for L Brands' ties to convicted sex offender Jeffrey Epstein? • As was stated in writing to the Board, Mr. Blundy did not seek to become Executive Chair or Independent Chair of the Board. • During the September 2025 meeting, the Board asked Mr. Blundy whether he could potentially serve as Chair. In response to the Board's question, Mr. Blundy said that he could, if needed, but that he was not seeking the Chair role. • We proposed multiple cooperation agreement frameworks to the Board, which included allowing for the orderly departure of Ms. James after the 2026 Annual Meeting – the Board rejected all our proposals and instead concocted unsubstantiated reasons why Mr. Blundy could not serve as a director, including purported conflicts of interest that do not stand up to scrutiny.

The Board's January 2026 Proposal Failed to Address Stockholder Concerns The Board's settlement proposal on January 9, 2026 was the third iteration of a settlement structure the Board has offered BBRC since January 2024 – all of which have failed to address our core concern, which is that the Chair of the Board is over-tenured, resulting in ineffective oversight. • The Board's initial proposal in January 2024 was a limited information-sharing arrangement under which BBRC would have been confined to two management briefings over one year, with no new director, no capital allocation review and no governance changes. o That proposal was conditioned on BBRC agreeing, among other standstill restrictions, not to nominate any candidates at VSCO's 2024 annual meeting. • After BBRC continued to raise its concerns publicly through 2025, the Board expanded its proposal in December 2025 to include one mutually agreed independent director, a capital allocation review and withdrawal of the rights plan, again, subject to BBRC agreeing to a standstill which would restrict our ability to engage with stockholders and the Board. • In January 2026, the Board repeated the substance of its December 2025 framework without material modification. • Across three iterations and 22 months, the Board has not addressed the core concerns this solicitation raises: × The "mutually agreed" director construct gives the Board a practical veto over the profile and independence of any new director, while leaving the Chair position and the composition of the Board that approved the Adore Me acquisition unchanged. × The capital allocation review proposed by the Company remains undefined in scope, leadership, timeline or deliverable. × The standstill terms would constrain our ability to continue advocating for change during the period when change is most needed. × No version of this framework has engaged with the question of Chair succession or the inappropriateness of the Chair's 25-year tenure, particularly in light of Ms. James' financial and governance record. × On multiple occasions prior to this solicitation, BBRC offered the Board a cooperation agreement framework that included a respectful exit for Ms. James, whereby she would simply not stand for reelection at the 2026 Annual Meeting. The Board rejected this framework, which left us with no choice but to act. 9 Source: BBRC's proxy statement.

BBRC's Campaign Is About Accountability at VS – Not Retaliation The Company is mistakenly attempting to paint our campaign as a vendetta, but we are simply trying to strengthen the Board via the removal of the problematic, long-tenured Chair – not seeking to obtain a Board seat for ourselves. • If, as VS is suggesting, we were truly focused on obtaining a Board seat for Mr. Blundy, then we would have nominated him for election at some point over the past four years. • Instead, after watching the Board repeatedly refuse to address our expressed concerns over the course of our investment, we are now seeking to hold the Chair accountable for documented failures of oversight and capital allocation during her 25-year director tenure. • Rather than address the fact that it lacks independence from past errors, is not aligned with stockholders and does not have necessary capital allocation expertise to support the Company's turnaround, VS' Board is seeking to smear one of its largest stockholders for pointing out the Board's weaknesses after years of having our private concerns fall on deaf ears. • This campaign is not about BBRC. It is about improving the Company's governance and the Board's oversight to protect the progress that is currently underway. 10 The Board's Responses Did Not Address the Governance Failings That Support Our Case for Change Our campaign is not about Brett Blundy – it's about the Board's track record under Chair Donna James. Source: The Company's press releases dated May 5, 2026 and May 11, 2026. Recent share price performance does not make up for the Board oversight failures that preceded it.

We Are Not Seeking a Board Seat for Ourselves We're asking stockholders to vote AGAINST the election of Chair Donna James to hold her accountable for her role in necessitating the current turnaround. 11 The Company's bylaws require directors to tender their resignations if they receive a majority of votes cast "against" their reelection. BBRC is not nominating competing directors BBRC is not seeking to install itself on the Board BBRC is not trying to replace the CEO BBRC is not calling for a new operating strategy BBRC is not proposing a sale, merger or other transaction BBRC is not planning to amass a controlling ownership stake Source: The Company's 2026 proxy statement.

BBRC WORLDWIDE Section II. Under Ms. James, VS Has Suffered Long-Term Underperformance and Negative Returns

The Board Has Overseen Significant Stockholder Value Destruction Since its 2021 spin-off, VS has destroyed significant stockholder value under the Board's watch. 13 Source: Company Form 10-K filings. The Board's Track Record of Value Destruction: FY 2021 – FY 2025 (75.1%) Net income fell from $646 million to $161 million. ($5.25) Diluted EPS fell from $7.18 to $1.93, a 73% decline. EPS would have been $1.65 if the shares had not been repurchased. $0.28 The Board repurchased 14 million shares for $625 million, producing just $0.28 per share of cosmetic EPS improvement. (8.7pp) Operating margins collapsed from 12.8% to 4.1%, the lowest figure in the Company's history (excluding Covid-19). (68.9%) Operating income fell from $870 million to $271 million. $223M General, administrative and store operating expenses rose from $1.89 billion (27.8% of net sales) to $2.11 billion (32.3% of net sales) – a $223 million increase against lower revenue. (3.4%) Net sales declined from $6,785 million to $6,553 million. (12.1%) The Company-operated store base contracted from 899 to 790 locations.

Months of Turnaround Do Not Make Up for Years of Underperformance and Oversight Failures

VS has largely underperformed the S&P 500 Consumer Discretionary Distribution & Retail Index and its peers since its 2021 spin-off.



vs. Peer Median: (16.8%)
vs. Peer Median: (145.4%)
vs. Peer Median: (72.7%)
vs. Peer Median: +170.5%
Since Spin-Off
Since BBRC 13G
3-Year
1-Year
VS
Peer Median
S&P 500 Consumer Discretionary Distribution & Retail Index

This long-term TSR underperformance does not warrant Ms. James serving another year.

Source: FactSet. TSR runs through May 1, 2026. May 20, 2022 was the date of BBRC share purchases that required our Schedule 13G filing. The S&P 500 Consumer Discretionary Distribution & Retail Index is the peer group used by the Company to determine its Peer Group TSR, as disclosed in the 2025 Annual Report pursuant to Item 201(e) of Regulation S-K. Peer Median includes AEO, ANF, GAP, URBN and WACLY. An explanation of why BBRC chose these peers can be found on pgs. 38-39.

14

-80% -60% -40% -20% 0% 20% 40% 60% 80% 100% Jul '21 Jul '22 Jun '23 May '24 May '25 Apr '26 VSCO Peer Median S&P 500 Consumer Discretionary Distribution & Retail Index Stockholders Cannot Trust the Same Chair to Deliver Different Performance The recent share price recovery is the work of a new CEO – not new Board leadership. The Chair's contribution to the turnaround was the delayed recognition that change was required. Stockholders have paid for that delay; they should not have to pay for it again. 15 Source: FactSet. TSR runs from July 22, 2021 through May 1, 2026. CEO Hillary Super's tenure began on September 9, 2024. The S&P 500 Consumer Discretionary Distribution & Retail Index is the peer group used by the Company to determine its Peer Group TSR, as disclosed in the 2025 Annual Report pursuant to Item 201(e) of Regulation S-K. Peer Median includes AEO, ANF, GAP, URBN and WACLY. An explanation of why BBRC chose these peers can be found on pgs. 38-39. CEO Hillary Super's Tenure Chair Donna James' Tenure Prior to CEO Hillary Super Donna James Prior to CEO Hillary Super: (37.7%) vs. Peer Median

2x 3x 4x 5x 6x 7x 8x 9x 10x 11x 08/03/2021 12/19/2022 05/09/2024 09/30/2025 VS Peers Stockholders Deserve Accountability for the Value Destruction Under Ms. James The Company has historically traded at a discounted EV/EBITDA multiple versus peers – a persistent ~19% gap that we believe can be closed via sustained operational momentum, capital allocation discipline and improved governance, creating meaningful long-term value for stockholders. 16 Source: Bloomberg. Data runs from August 3, 2021 (the first day that data is available for VS) through May 1, 2026. Peer Median includes AEO, ANF, GAP, URBN and WACLY. An explanation of why BBRC chose these peers can be found on pgs. 38-39. VS Average Since Spin-Off: 4.8x Peer Average Since Spin-Off: 5.7x

-8% -6% -4% -2% 0% 2% 4% 6% 8% 10% Jun '22 Mar '23 Dec '23 Sep '24 Jun '25 Mar '26 Quarter-Over-Quarter Change in 12-Month Revenue VS Aerie Under Ms. James, VS Has Delivered Weaker Revenue Growth Relative to Its Closest Peer 17 Source: Bloomberg. 1 RetailBoss, The Top 10 Lingerie Brands in the USA (2026 Ranking), January 20, 2026. VS Median Change: (0.2%) Aerie Median Change: +1.8% Aerie, a separately reported segment of American Eagle Outfitters, is the closest direct competitor to VS for which revenue and operating margin information is publicly available.1

-5% 0% 5% 10% 15% 20% 25% Jun '21 Jun '22 Jun '23 Jun '24 Jun '25 Quarterly Operating Margins VS Aerie Under Ms. James, VS Has Delivered Inferior Operating Margins Relative to Its Closest Peer 18 Source: Bloomberg. VS Median: 3.8% Aerie Median: 16.5% VS' margins have been lower than Aerie's in 13 out of the last 14 quarters.

Stockholders Face Potential Harm If They Do Nothing at This Year's Annual Meeting If stockholders allow Ms. James to continue in her role, we believe VS stock could follow the same pattern of value destruction. 19 Source: FactSet. Illustration shows the Company's historical TSR from July 22, 2021 through May 1, 2026 projected forward using the Company's closing stock price on May 1, 2026 as a starting point. The S&P 500 Consumer Discretionary Distribution & Retail Index is listed in the Company's proxy statement. Peer Median includes AEO, ANF, GAP, URBN and WACLY. An explanation of why BBRC chose these peers can be found on pgs. 38-39. -100% -50% 0% 50% 100% 150% Jul '21 Feb '23 Sep '24 Apr '26 Nov '27 May '29 This is VSCO's TSR if the Next Three Years Look Like The First Three Years Post-Spin VSCO Peer Median S&P 500 Consumer Discretionary Distribution & Retail Index

BBRC WORLDWIDE Section III. Stockholders Are Better Off Without Ms. James, Whose Oversight Has Been a Failure

We Are Seeking the Removal of an Extremely Long-Tenured Chair Who Has Presided Over Numerous Value-Destructive Decisions 21 Source: Company filings. (4) Donna James – Board Chair – Director Since 2001 × Over-tenured, having overseen VS for 25 years across her board service at Intimate Brands, The Limited and L Brands. × Has overseen negative relative TSR since the 2021 separation from L Brands. × Professional experience from the business and executive advisory firm she founded in 2006 has not helped create value for shareholders. × Responsible for failed succession that led VS to replace its CEO just three years after becoming a separate publicly traded entity. × As Chair of the L Brands Audit Committee, maintained poor compliance oversight that resulted in: × Allegations of L Brands' ties to convicted sex offender Jeffrey Epstein, sexual harassment, a hostile work environment, gender discrimination and retaliation. × A $90 million legal settlement. × Mandatory management and governance reforms to the committee she chaired. × Approved the $591 million Adore Me acquisition, which has failed to contribute to earnings and resulted in more than $155 million of impairments and restructuring charges. × No executive experience at a retail or consumer brands company. × No experience as a public company CEO or President. × Was a member of the Audit Committee during the Company's 2025 cybersecurity incident. × Has received declining stockholder support. × As a member of the Nominating and Governance Committee, she bears responsibility for the appointment of David McCreight, who was recommended by CEO Hillary Super. It is critical for the Board to be composed of independent directors who are equipped to objectively oversee management – especially in light of the James-led Board's failure to effectively oversee the previous management team. Stockholders do not want a repeat of past mistakes. We believe VS will benefit from the appointment of a new, independent Board Chair who brings a fresh viewpoint, a commitment to long- term value creation and an ability to lead the Company's next chapter of growth.

Past Board Refreshes Haven't Gone Far Enough: New Directors, Same Leadership

Every Board leadership role – including the Board Chair and committee chairs – is still held by directors who oversaw the value destruction and missteps that necessitated the current turnaround.

The Board Leadership Positions Are Held by the Original Directors

Audit Committee Chair



Sarah Davis
Director Since 2021
Audit Committee Chair during the 2025 cybersecurity incident and Adore Me impairments

Human Capital & Compensation Committee Chair



Irene Chang Britt
Director Since 2021
HCC Committee Chair during 25% say-on-pay opposition; PSU hurdle lowered under her watch

Board Chair



Donna James
Director Since 2001
25-year tenure; named defendant in Rudi v. Wexner; approved Adore Me

Nominating & Governance Committee Chair



Anne Sheehan
Director Since 2019
NG Chair during the appointment of CEO-recommended director McCreight; no stockholder representative added



Jacqueline Hernández
Director Since 2021



Lauren Peters
Director Since 2021

The Recently Appointed Directors



Rod Little
Director Since 2023



CEO Hillary Super
Director Since 2024



David McCreight
Director Since 2025

Source: Company filings.

22

Stockholder Support for Ms. James and the Company's Executive Pay Program Has Declined 23 Source: Company filings. 1 Harvard Law School Forum on Corporate Governance article dated January 17, 2026. 2 Glass, Lewis & Co. LLC 2026 Benchmark Policy Guidelines – United States. Stockholders have spoken – so why does Ms. James continue to resist necessary change? (4) 98.9% 98.3% 76.5% 72.4% 65% 70% 75% 80% 85% 90% 95% 100% 2022 2023 2024 2025 • The Board has seen support for its reelection decline significantly since 2022: o At the 2025 Annual Meeting, every VS director received less than 80% support. In uncontested elections at U.S.-based companies, directors typically receive support from 94% of shareholders.1 o Board Chair James and Nominating and Governance Committee Chair Anne Sheehan – who both previously served on the L Brands board – have historically received the lowest levels of support among all VS directors. • Glass, Lewis & Co.'s U.S. benchmark policy states that boards should be responsive when 20% or more of shareholders vote contrary to management.2 But VS' Board has not responded to low stockholder support for Ms. James' continued service or the Company's executive pay program. Stockholder Support for Ms. James' Reelection Has Dwindled Stockholder Support for "Say on Pay" Has Also Fallen 99.1% 75.9% 65% 70% 75% 80% 85% 90% 95% 100% 2022 2025

Ms. James' 25-Year Tenure Has Led to Weakened Objectivity

Ms. James has overseen VS for 25 years, including 20 years working alongside Les Wexner on the boards of Intimate Brands, The Limited and L Brands, the Company's former parent companies.



Donna James
Board Chair

Bloomberg

L Brands Falls as Wexner Ties to Epstein Come Under Scrutiny (1)

- Financier managed Victoria's Secret leader's money for years
- Company hasn't released a statement on Wexner's former ties



Les Wexner
Former CEO

The New York Times

L Brands Agrees to New Policies Tied to Sexual Harassment Claims (2)

"There was a clear pattern at L Brands of a board that allowed key executives to use their power to promote a culture of fear, discrimination, and harassment."

25+ Years

INTIMATE BRANDS	THE LIMITED	Lbrands	VICTORIA'S SECRET
2001	***2001-2003***	***2003-2021***	***2021-Present***

- **Ms. James' 25-year tenure is well beyond the range commonly associated with maintaining independent judgment and effective oversight** in the boardroom.
  - More than 75% of S&P 500 companies with tenure limits have a cap of 15 years or less.[3]
  - The National Association of Corporate Directors has recommended that public companies adopt a 10-year term limit for directors.[4]
  - The average tenure of a departing S&P 500 director is 12.2 years,[5] while the average tenure of a S&P 500 independent chair is 5.2 years.[6]
- As Chair of the Audit Committee at L Brands for 15 years, **Ms. James was named as a defendant in stockholder derivative litigation alleging breaches of fiduciary duty**.
  - The litigation specifically alleged failures of Board oversight, an alleged pattern of sexual harassment and retaliation by Company executives and alleged ties to convicted sex offender Jeffrey Epstein.
  - The litigation resulted in a settlement requiring $90 million in governance reforms, including **mandated changes to L Brands' Audit Committee charter – the committee Ms. James chaired** – to require improved oversight of ethics and compliance.

[1] *Bloomberg* article dated July 8, 2019. [2] *The New York Times* article dated July 30, 2021. [3] The Conference Board report dated November 17, 2025. [4] *Fortune* article dated October 17, 2023. [5] Spencer Stuart report dated July 2025. [6] The Conference Board publication dated May 13, 2026.

24

Ms. James' 25-Year Tenure Has Been Defined by Poor Decision-Making

Ms. James presided over the failed strategic initiatives, outsized compensation packages, ineffective allocation of capital and sustained underperformance that created the need for CEO Hillary Super's appointment and the current turnaround.

- Ms. James has been Board Chair since the 2021 spin-off of VS and continues to serve on the Company's Audit Committee.
- By any measure, **she is an over-tenured director with a stale perspective that lacks objectivity regarding the Company's operations**.
- We believe the consequences of her prolonged tenure have been evident in VS' poor executive succession planning, lack of Board oversight of management, wasteful M&A, financial underperformance, ineffective buyback execution, anti-stockholder governance and mishandled cybersecurity incident.
  - **She spent 20 years working alongside Mr. Wexner during a period in which Mr. Wexner had "close ties" to convicted sex offender Jeffrey Epstein and VS had an "entrenched culture of misogyny."**[1]


AXIOS
Les Wexner's ties to Jeffrey Epstein, explained (5)


The New York Times
'Angels' in Hell: The Culture of Misogyny Inside Victoria's Secret (4)
A Times investigation found widespread bullying and harassment of employees and models. The company expresses "regret."

The Cost of Ms. James' Errors and Poor Judgment

$13M	70%+	$90M	$746M	$625M
Cost of replacing its CEO and CFO[2]	*Stockholder value destroyed before CEO change*	*Settlement of derivative lawsuit*	*Cost of Adore Me, including impairments and charges*[3]	*Allocated to ineffective buybacks*

Nearly five years after the Company's separation from L Brands, it is time for the Board to select another director as Chair.

[1] Quotes from *The New York Times* article dated February 20, 2020. [2] Includes severance and related expenses. [3] The Company's press release dated March 5, 2026. The Company's Form 10-K dated March 21, 2025 disclosed that the Company made an upfront cash payment of $391 million at closing and then made additional payments related to Adore Me totaling $200 million during 2024. [4] *The New York Times* article dated February 1, 2020. [5] *Axios Columbus* article dated February 18, 2026.

25

Under Ms. James' Leadership, VS Is on Track to Miss its 2026 Financial Targets The Company's FY 2026 guidance falls well short of the targets set at its 2023 Investor Day, which were revised downward from the 2022 Investor Day. 26 Source: Company filings. Metric 2026 Targets Set in 2023 Actual (FY 2025) 2026 Guidance Change From 2023 Targets to 2026 Guidance Revenue / Net Sales $7.4B $6.5B $6.85B – $6.95B ($0.55B) – ($0.45B) Adjusted EBITDA $850M – $950M $648M Not Disclosed Not Disclosed Operating Margin 10% – 12% 4.1% 6.5% (35%) – (45.8%) • In 2023, the Company told stockholders that it aimed to generate mid-single-digit sales growth by 2026 so that it could deliver 2026 revenue of $7.4 billion. Operating margin was projected to grow to low double digits by 2026, ending between 10% and 12%. • The Company's own fiscal 2026 revenue guidance of $6.85 billion to $6.95 billion represents a shortfall of nearly half a billion dollars. • Likewise, its approximately 6.5% operating margin falls roughly 40% below the target range. The executives who were on track to miss these targets have been replaced, but the individual responsible for Board leadership throughout this period (Ms. James) remains in place.

Ms. James Should be Held Accountable for the Failed Adore Me Acquisition

Ms. James, as Chair of the Board, is responsible for the Board's decision to proceed with the Adore Me acquisition and failure to oversee its integration.

- Under Ms. James' chairmanship, the Board approved the **$591 million acquisition of Adore Me** and told stockholders it would be earnings and cash flow accretive within the same year it closed.
- Within the two-year earnout period, **Adore Me failed to meet its EBITDA and net revenue targets**.
- The Board has also presided over **write-downs and restructuring charges against DailyLook** while the search continues for its strategic purpose, and VS continues to explore ways "to optimize [Adore Me] within the broader portfolio."
- In the latest fiscal quarter, the Board announced **more than $155 million of impairments and restructuring charges related to Adore Me**.
- Director Mariam Naficy, the Board member credited by the Company as a "key partner" in the Adore Me deal, will not stand for reelection at the 2026 Annual Meeting, **an admission of the deal's failure to generate value for stockholders**.
- **However, the Chair of the Board that approved the same transaction remains in her seat and is asking for another year**.

Victoria's Secret & Co. Completes Acquisition of Adore Me, Inc.

January 3, 2023

Acquisition Supports Goal to Become The World's Leading Retailer of Intimate Apparel

Acquisition Accelerates Commitment to Digital Focus and Enhanced Customer Engagement

Acquisition Expected to Be Earnings and Cash Flow Accretive in 2023

"*By our model math, **if VSCO had instead used ~$700M of cash to repurchase shares** in FY24 […] our math points to ~$0.80 of accretion to FY24 EPS.*"

J.P.Morgan
November 1, 2022

"*Investors may well wish to **question the strategic rationale behind [Adore Me's DailyLook] acquisition**, as to whether it was to bolster growth in the core business or purchased for other strategic reasons.*

***We think VSCO is paying too much for Adore Me**. […] VSCO must think it can get a better ROI with this deal [than buybacks]. This **gives us pause on the outlook for VSCO's core Victoria Secret business**.*"

UBS
November 8, 2022

"*[Ms. Naficy] has been a **key partner in overseeing acquisitions, including the acquisition of Adore Me**, VS&Co's technology-led, digitally native intimates brand, and the realization of synergies and other benefits from that acquisition.*"

The Company's 2025 proxy statement

Source: Company filings.

27

Ms. James Should be Held Accountable for the Failed Adore Me Acquisition (cont'd) If Adore Me's oversight failure is grounds for Mariam Naficy to retire, it is grounds to vote against the Chair who presided over the same approval. 28 Source: Company filings. 1 Fashion United article dated August 19, 2025. 2 Retail Dive article dated March 5, 2026. 3 According to the Company's 2025 Form 10-K, the Company calculated that performance was so far below projections that zero dollars were owed under the performance-based earnout. In the 2026 Form 10-K, the Company disclosed that it made payments totaling $5 million related to the contingent payment. The Cost of the Adore Me Deal $391M Upfront cash payment at closing in 2022 $200M Additional payments made in 2024 $591M Total cost of acquisition The Failures of the Adore Me Deal ($155.9M) Impairments and restructuring charges in Q4 2025 $0 Amount initially owed under the performance- based earnout3 (50%) Reduction in Adore Me retail stores from 2025 to 2026 (1) (2)

Ms. James Should Be Accountable for Ineffective Buyback Execution • The Board has authorized the identical amount of cash for repurchase programs with every renewal from 2021 to 2024 – regardless of changes in profitability, cash flow and forecasts. • This has resulted in a total of $1 billion in buybacks authorized, of which $625 million has been spent. • The Board has not properly overseen the deployment of the capital it authorized: VS repurchased 14 million shares at an average price of ~$44.30, 47% above the Company's volume-weighted average price, because the Board failed to continue deployment of already-authorized capital as the stock price remained depressed. 29 Source: Company filings, FactSet. This is not a record of considered capital allocation – it is a record of capital allocation that did not reflect the trajectory of the stock price or the Company's operating performance. 0 500 1000 1500 2000 2500 3000 3500 4000 4500 $0 $10 $20 $30 $40 $50 $60 $70 $80 Jul '21 May '22 Mar '23 Jan '24 Oct '24 Aug '25 VSCO Stock Buyback Activity Repurchases (000s of Shares) Price VWAP July '23 – Aug '25: $22.39 VWAP July '21 – June '23: $42.22

The Board Has Approved a Flawed Executive Compensation Program

We believe compensation must be structured to encourage management teams to operate with an ownership mindset – especially in light of the Company's history of stockholder value destruction. We see the following issues with the Company's current executive compensation program:

- **Misalignment with operating performance:** Although 2025 GAAP operating income and GAAP EPS declined from the prior year, payouts to executives were weighted 154% of target in fiscal 2025, **an increase from 126% in fiscal 2024**.

- **Strategic modifier became more subjective and paid out at the maximum:** In 2025, the Board **awarded the maximum 15% modification** (after awarding 9% in 2024) based on partial mitigation of the Company's tariff impact and factors that may already be incorporated in the executives' regular compensation. We believe the evaluated factors for the 2025 modifier (e.g., organizational agility) are **less concrete than those in 2024** (loyalty program, product lead-time reduction and infrastructure investment).

- **Lower targets for maximum PSU payout:** The **2025 maximum payout hurdle was lowered** to 15% operating income CAGR, compared to 20% operating income CAGR in 2024. Lowering the maximum hurdle, despite stronger 2025 momentum, raises questions about the process by which the compensation goals are set.

- **Easier relative TSR benchmark:** The Company's Pay Versus Performance Comparative Disclosure compares its TSR to the S&P 500 Consumer Discretionary Distribution & Retail Index. However, the Company uses a different benchmark, the S&P 1500 Specialty Retail Index, to assess three-year relative TSR for determining PSU payout. The Company **does not disclose its rationale for using two different benchmarks** for similar TSR comparisons.

    - By comparing TSR to the S&P 1500 Specialty Retail Index, the Board is able to reward executives for 16.7% outperformance instead of negative 46.8% underperformance:

	3-Year TSR (12/31/22 - 12/31/25)	TSR Since Spin-Off (7/22/21 - 5/1/26)
VS	51.4%	28.0%
S&P 500 Consumer Discretionary Distribution & Retail Index	98.2%	47.4%
S&P 1500 Specialty Retail Index	34.7%	34.4%
VS vs. S&P 500 Consumer Discretionary Distribution & Retail Index	(46.8)%	(19.4)%
VS vs. S&P 1500 Specialty Retail Index	16.7%	(6.4)%

Source: Company filings. [1] FactSet.

30

The James-Led Board Has Ignored Stockholders' Concerns Although 25% of voting stockholders voted against Say on Pay at the 2025 annual meeting, the Board has been unresponsive – the executive compensation plan structure is unchanged. • The Company's 2025 proxy statement contained the same PSU design, the same severance provisions and a new discretionary modifier that, in our view, further insulated management from accountability. • Approximately 25% of votes cast at the 2025 annual meeting opposed the compensation of named executive officers – a significant dissent signal that the Board has yet to meaningfully address. • The Board set Fall season incentive targets below prior year actual results in three of the past four fiscal years, which progressively lowered the bar so that declining performance would still trigger above-target payouts. o The Company's proxy statements disclose that Fall season operating income targets were set below prior year actual results in fiscal year 2021, fiscal year 2022 and fiscal year 2023. o The fiscal year 2024 proxy shows the Fall 2024 operating income target of $186 million was also set 9% below the Fall 2023 actual of $205 million. o Over four years, the Fall operating income target declined from $475 million to $186 million – a 61% reduction – yet Fall 2024 paid out at 165.2% of target on actual operating income of $235 million, a figure that would have fallen below the minimum threshold as recently as fiscal year 2022. • Despite BBRC's repeated calls for a stockholder representative, the Board's most recent director addition was not independently sourced. The Company's proxy statement discloses that David McCreight was "initially identified as a potential director nominee by our CEO." 31 Source: Company filings. Hillary Super David McCreight

The James-Led Board Has Adopted Anti-Stockholder Policies While attempting to paint a picture of a VS that is moving forward from its past mistakes, the Board is choosing to defend an extremely over-tenured Chair with a track record of value destruction and questionable decision-making. • The Board determined to entrench itself by unilaterally adopting a restrictive poison pill without first giving stockholders an opportunity to vote on it. o The Board's determination to withdraw the poison pill this year, rather than extend it or submit it to stockholders for a vote, confirms that it was a defensive over- reaction to BBRC rather than an effort to protect stockholders. • Total compensation to independent Board members to date is $10.6 million, but the total value of shares purchased by these independent Board members is approximately $0.15 million. o The Board has extracted $70 in compensation for every $1 personally invested. • We believe a Board that earns more from fees than it does from its stock ownership will prioritize protecting its seats over stockholder value. o The non-executive directors collectively own less than 1% of the Company's stock, approximately 97% of which was received through Company grants rather than personal investment. o By contrast, BBRC owns 13% of the Company's stock, which has created a clear divergence between the Board's economic exposure and that of independent stockholders. o Taken together with the Board's tolerance of excessive tenure, refusal to add a stockholder representative in the boardroom and failure to meaningfully address stockholder concern about executive compensation practices at the Company, we believe that stockholders must act to reset governance at VS. 32 Source: Company filings. VS' failures – a $591 million acquisition gone wrong, $625 million in poorly timed buybacks, a poison pill adopted without stockholder approval and the refusal to add a stockholder representative to the Board – will not be fixed by the Chair who presided over them.

Third Parties Agree That Ms. James Is Over-Tenured and Boardroom Change Is Needed at VS 33 Limiting director tenure allows new directors to the board to bring fresh perspectives. A tenure of more than 9 years is considered excessive. " " Institutional Shareholder Services Inc. Governance QuickScore Overview, January 2013, Pg. 14 (Link) [T]he Company has failed to live up to its potential since its separation from L Brands. [...] In our view, the Company should consider replacing a majority – if not all – of the Board with independent directors who bring relevant backgrounds, fresh perspectives, and a strong track record of value creation. " " Barington Capital Group, L.P. June 2025 Letter (Link) Note: Emphasis added. Quarter-century tenure is well beyond the range commonly associated with maintaining independent judgment and effective oversight in the boardroom. Reinvigorating Victoria's Secret is like remodeling a house after many years of neglect and bad workmanship: it takes time to bring it back to its former glory, and the work has to be done step by step. " " Global Data Managing Director Neil Saunders Comments in Inside Retail Article (Link) Barrow Hanley believes that independent directors are an important part of good governance. Long term service diminishes a member's independence. Directors serving on a board for 10 years or more are not considered to be independent. " " Barrow Hanley Global Investors Proxy Voting Policy and Guidelines (Link)

What Happens If Stockholders Vote Against the Reelection of Ms. James The Path Ahead 34 Source: Company filings. 2026 Annual Meeting: A majority of stockholders vote against Ms. James' reelection. Ms. James submits her resignation to the full Board, as required by the Company's bylaws. The Board determines whether to accept Ms. James' resignation and select a different incumbent director to serve as Chair. The Board determines whether to replace Ms. James' seat with a new outside director. BBRC believes a nine-member Board without Ms. James would serve stockholders well. We believe there are others on the VS Board who possess the requisite skillsets and experience to serve as the new Chair and help guide the Company through its turnaround.

A New Board Chair Will Protect and Strengthen the Turnaround CEO Super Is Delivering 35 The operating improvements under Ms. Super are real but remain at risk under the Board that allowed VS to fall behind in the first place. We believe the removal of Ms. James and appointment of a new Chair who brings operating experience can protect and accelerate the turnaround currently underway. We believe voting against Ms. James' reelection can sustain and support the new management team's progress. Capital Allocation Discipline ✓ Effectively utilize buybacks ✓ Do not pursue major M&A Focus Areas for a New Board Chair Multiple Rerating ✓ Sustainably increase earnings power ✓ Conduct an audit of operating expenses Prioritization of the Core Business ✓ Cease attempts to optimize the failed Adore Me acquisition ✓ Focus on the brands that matter Board Refreshment ✓ Appoint a director who brings a stockholder's perspective ✓ Strengthen the Board's retail operating expertise to support the turnaround

Conclusion: VS Needs a Strengthened Board to Support and Oversee its Turnaround 36 VOTE AGAINST THE REELECTION OF DONNA JAMES ON BBRC'S GOLD PROXY CARD The Board has shown it is unable to make the necessary changes, deciding to stick with the same Chair whose poor judgment and ineffective oversight necessitated the current turnaround – it's now on stockholders to do what the Board will not. After 25 years overseeing VS and five years on from the separation from L Brands, it is time for Ms. James' role to be transitioned to a new Board Chair. Under Ms. James, VS and its predecessors have been the subject of a $90 million litigation that alleged oversight failures related to the Les Wexner-Jeffrey Epstein relationship, wasted $1.2 billion+ of stockholder capital and delivered negative TSR relative to peers. We believe a Board without Ms. James will be better positioned to support and accelerate VS' transformation strategy.

BBRC WORLDWIDE Section IV. Appendix

BBRC's Recommended Peer Group & Company's Proxy Peer Group 38 Ticker Why It Belongs AEO Aerie, an American Eagle Outfitters segment, is a direct intimates / women's apparel competitor that AEO reports as a separate operating unit ANF Abercrombie & Fitch sells specialty apparel and is in the midst of brand repositioning and mall-to-digital transition, has fashion-cycle exposure; included in VS' compensation peer group. GAP Gap Inc. is a specialty apparel retailer with women's apparel, Athleta, Old Navy and mall / digital-channel exposure; strong retail-model comparability, but not a lingerie pure-play. URBN Urban Outfitters engages in multi-brand specialty retail, women's fashion exposure, younger consumer overlap; also in VS' disclosed compensation peer group. WACLY Wacoal Holdings is one of the few publicly traded lingerie/intimate-apparel specialists; useful despite Japan listing and FX/geography differences. Ticker Why We Did Not Include It BBWI Shares L Brands' heritage and mall / female-consumer exposure, but sells home fragrance, body care, soap and sanitizer – not apparel or intimates. Different replenishment, sizing, fashion and markdown dynamics. BIG / former Bankruptcy, restructuring and asset-sale dynamics make its TSR unusable as an ordinary operating-performance peer. BURL Off-price broadline retailer across apparel, home, beauty, footwear, accessories and other categories. Its merchandising economics are too different from VS' branded specialty retail model. CPRI Luxury fashion group with Michael Kors, Jimmy Choo and Versace exposure. Luxury, accessories, footwear and M&A-related noise make it a poor VS operating benchmark. GIII Design, sourcing, distribution and marketing business with owned and licensed brands. Significant wholesale, licensing and customer concentration exposure makes it unlike VS' specialty-retail model. HBI Close product-category overlap through innerwear, but Hanes is more mass / basic apparel, wholesale and supply-chain driven. Capital-structure, strategic-review, and recent acquisition distort TSR comparability. LEVI Primarily denim and casual apparel. Some DTC and women's apparel relevance, but denim has different replacement cycles, fit dynamics, brand heritage and customer mix from intimates. LULU Premium technical athletic apparel, footwear and accessories – not an intimates / lingerie retailer. Its growth profile, brand strength, gross margins and international runway are materially different from VS. PVH Has some overlap through Calvin Klein Underwear, but PVH is primarily a global brand-owner with substantial wholesale, licensing, international and department-store exposure. VS is more of a vertically integrated specialty retailer. RL Global lifestyle / premium apparel brand with wholesale, international, luxury-positioning and brand-elevation dynamics that differ from VS' intimates-focused retail turnaround. ROST Off-price apparel and home retailer. TSR reflects value retail, opportunistic buying and off-price scale, not owned-brand intimates, lingerie innovation or specialty-retail brand repositioning. TPR Accessories / lifestyle brand portfolio led by Coach and Kate Spade. TSR is driven by handbags, accessories, accessible luxury and international brand dynamics – not bras, panties, sleepwear or beauty retail. UAA / UA Athletic performance brand across apparel, footwear, accessories and equipment. Limited overlap through women's activewear is not enough for a clean TSR comparison. ULTA Relevant only to VS' beauty/fragrance component. Ulta is a beauty retailer with cosmetics, fragrance, skin care, hair care and salon services – not apparel or intimates. VFC Broad outdoor, active and workwear brand portfolio. TSR reflects portfolio management, Vans / The North Face dynamics, wholesale exposure and balance-sheet issues more than VSCO-like intimates retail execution. WSM Home furnishings and cooking / home retail company. Demand drivers are housing, furniture, home renovation, big-ticket discretionary spending and e-commerce scale – not apparel or intimates.

Company's Analyst Peer Group 39 Ticker Why We Did Not Include It ATZAF Operates a premium fashion apparel model centered on contemporary women's ready-to-wear, with limited exposure to intimates, beauty or mall-based lingerie retail. BKE Primarily a denim-focused specialty retailer with a heavy reliance on third-party brands and a smaller private-label business. Not an intimated / lingerie retailer. Denim has different replacement cycles, fit dynamics, brand heritage and customer mix from intimates. CPRI Luxury fashion group with Michael Kors, Jimmy Choo and Versace exposure. Luxury, accessories, footwear and M&A-related noise make it a poor VS operating benchmark. CRI Predominantly a children's apparel company with exposure to infant and toddler basics. The company's consumer base, merchandising strategy and category focus are fundamentally different from VS' adult women's intimates and beauty business. CURV Targets the plus-size apparel market with a broader fashion assortment and less concentration in lingerie and beauty. Its niche demographic positioning and differentiated sizing strategy reduce relevance as a direct operating comparable. DDS Department store operator with diversified category exposure across apparel, cosmetics and home goods. Its multi-brand wholesale model and real estate dynamics differ materially from VS' specialty retail format. GCO Operates footwear-focused retail banners and wholesale businesses, including Journeys and Johnston & Murphy. Its concentration in footwear and branded distribution channels makes its business mix structurally dissimilar to VS. HNNMY Global fast-fashion retailer competing primarily on price, speed-to-market and international scale. Its broad apparel assortment and lower average price points differ substantially from VS' brand-driven intimates positioning. IDEXY Operates global fast-fashion concepts such as Zara and Bershka, with a supply-chain model and merchandising cadence that are not comparable to VS category-focused specialty retail approach. JILL Targets an older female demographic with an emphasis on casual apparel and direct-to-consumer sales. Its customer profile, merchandising focus and limited exposure to lingerie and beauty reduce comparability to VS. KSS Department store retailer with significant exposure to national brands, home products and value-oriented consumers. Its promotional model and diversified category mix differ materially from VS' specialty retail strategy. LEVI Primarily denim and casual apparel. Some DTC and women's apparel relevance, but denim has different replacement cycles, fit dynamics, brand heritage and customer mix from intimates. LULU Premium technical athletic apparel, footwear and accessories – not an intimates / lingerie retailer. Its growth profile, brand strength, gross margins and international runway are materially different from VS. M Large-scale department store operator with substantial exposure to concessions, owned brands and omnichannel fulfillment. Its diversified merchandising mix and lower category concentration reduce comparability to VS. PLCE Focused on value-oriented children's apparel, serving a fundamentally different customer demographic and offering different products than VS. TLYS Teen-focused specialty retailer centered on casual apparel, footwear and action-sports-inspired brands. Its demographic focus and third-party branded assortment differ materially from VS' intimate apparel model. TPR Accessories / lifestyle brand portfolio led by Coach and Kate Spade. TSR is driven by handbags, accessories, accessible luxury and international brand dynamics – not bras, panties, sleepwear or beauty retail. VRA Primarily an accessories and luggage brand with a smaller apparel presence. ZUMZ Action sports and streetwear retailer targeting teen consumers through a multi-brand assortment model.